August 5, 2011

FHLBanks' Joint Capital Enhancement Agreement and
Amendments to the Bank's Capital Plan

Dear Shareholder:

On February 28, 2011, the 12 Federal Home Loan Banks entered into a Joint Capital Enhancement Agreement (the “Agreement”) intended to enhance the capital position of each FHLBank. I am pleased to announce that the FHLBanks have amended their capital plans to implement the provisions of the Agreement, and that the Federal Housing Finance Agency ("FHFA") approved the Bank's capital plan amendments on August 5, 2011, to become effective on September 5, 2011.

Since 1989, the FHLBanks have paid a portion of their earnings every year to the Resolution Funding Corporation ("REFCORP"). Starting in 2000, each FHLBank was required to contribute 20 percent of its earnings toward these payments. On August 5, 2011 the FHFA certified that the FHLBanks have fully satisfied their REFCORP obligations. Now that the REFCORP obligation has been fully satisfied, each FHLBank is required to allocate 20 percent of its net income each quarter to its own separate restricted retained earnings account until the balance of the account equals at least 1 percent of its average balance of outstanding consolidated obligations for the previous quarter, as provided in the Agreement. These restricted retained earnings will not be available to pay dividends (except to the extent the balance in the restricted retained earnings account exceeds 1.5 percent of the FHLBank's average balance of outstanding consolidated obligations for the previous quarter), but will remain on the FHLBank's balance sheet as an additional capital buffer against potential losses. The new restricted retained earnings account established under the Agreement will be separate from any other restricted retained earnings account maintained by the FHLBank.

The Agreement was amended August 5, 2011, to reflect differences between the original Agreement and the capital plan amendments, including:

•	changes to the definition of an automatic termination event,

•	additional provisions for determining whether an automatic termination event has occurred, and

•	modifications to the provisions regarding the release of restricted retained earnings if the Agreement is terminated.

FHLBanks' Joint Capital Enhancement Agreement
and Amendments to the Bank's Capital Plan
August 5, 2011

For more information about the Agreement and the amendments to the Bank's Capital Plan, please refer to:

•	The Bank's Form 8-K filings with the Securities and Exchange Commission on March 1, 2011, and on August 5, 2011

•	Joint Capital Enhancement Agreement Q&A, dated August 5, 2011

•	Capital Plan, as amended and restated effective September 5, 2011

If you have any questions or comments about the capital plan amendments or the Agreement, please contact me at (317) 465-0480 or ckonich@fhlbi.com.

Sincerely,

Cindy L. Konich
Executive Vice President - Chief Operating Officer, Chief Financial Officer

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This notification contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the potential benefits of the Agreement. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "intended," "expected," and "will," or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions, future operating results and legislative or regulatory changes. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.